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                                                                    EXHIBIT 99.4



                            VALERO ENERGY CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote FOR   FOR      AGAINST      ABSTAIN
adoption of the Merger Agreement and FOR the amendment of the Restated Certificate of Incorporation

1. Adoption of the Merger Agreement            --       --           --

                                               FOR      AGAINST      ABSTAIN
2. Approval of Amendment to Restated           --       --           --
   Certificate of Incorporation

                                            Sign here exactly as name(s) appear
                                            on this card.

                                            Dated                   , 2001
                                                  ------------------

                                            (x)
                                                --------------------------------

                                            (x)
                                                --------------------------------

                                            I (we) hereby revoke all proxies
                                            previously given to vote at the
                                            meeting or any adjournments thereof
                                            and acknowledge receipt of the Joint
                                            Proxy Statement/Prospectus. If
                                            signing for a corporation or
                                            partnership or as agent, attorney or
                                            fiduciary, indicate full title or
                                            capacity in which you are signing.

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                            - FOLD AND DETACH HERE -

               YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

       QUICK - EASY - IMMEDIATE - AVAILABLE 24 HOURS A DAY - 7 DAYS A WEEK

VALERO ENERGY CORPORATION encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the proxy statement and then follow these easy steps:

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TO VOTE BY PHONE                 Call toll free [ ] in the United States or
                                 Canada any time on a touch tone telephone.
                                 There is NO CHARGE to you for the call.

                                 Enter the 6-digit Control Number located above.

                                 Option #1: To vote as the Board of Directors
                                            recommends on the proposals: Press 1

                                            When asked, confirm your vote by
                                            pressing 1

                                 Option #2: If you choose to vote on the
                                            proposals separately, press 0 and
                                            follow the simple recorded
                                            instructions.

                                 -----------------------------------------------
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TO VOTE BY INTERNET              Go to the following website:

                                 www.computershare.com/us/proxy

                                 Enter the information requested on your
                                 computer screen, including your 6-digit Control Number located above.

                                 Follow the simple instructions on the screen. There is NO CHARGE to you to vote.
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   If you vote by telephone or the Internet, DO NOT mail back the proxy card.

                              THANK YOU FOR VOTING!

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                            VALERO ENERGY CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD _______, 2001.

    The undersigned hereby appoint(s) each of William E. Greehey, Keith D. Booke and Jay D. Browning as Proxies, with full power of substitution, to represent and to vote all the shares of common stock of Valero Energy Corporation ("Valero") that the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held in San Antonio, Texas on _________, 2001, including any adjournment thereof, with respect to the matters set forth in the Joint Proxy Statement/Prospectus. When properly executed, this proxy will be voted in accordance with the directions indicated, or if no direction is made, will be voted FOR adoption of the Merger Agreement and FOR the amendment of the Valero Restated Certificate of Incorporation. For shares allocated to a participant's account pursuant to any Employee Stock Plan of Valero, this proxy will constitute an instruction to the plan trustee as to how such shares are to be voted. In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting.

The Board of Directors recommends a vote FOR adoption of the Merger Agreement and FOR the amendment of the Valero Restated Certificate of Incorporation.

   YOUR VOTE IS IMPORTANT. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
        PROMPTLY USING THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR BY
          THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE REVERSE SIDE.

                            (Please See Reverse Side)